Exhibit 10.3

PGIM Investments LLC
655 Broad Street – 6th Floor
Newark, New Jersey 07102

December 13, 2024

PGIM Investments LLC

655 Broad Street – 17th Floor

Newark, New Jersey 07102

Re: PGIM Private Credit Fund (the “Fund”)

To whom it may concern:

PGIM Private Capital (“PPC”), the private credit arm of PGIM, Inc. (“PGIM”), the Fund’s investment sub-adviser, hereby acknowledges that PGIM Investments LLC (“PGIM Investments”), the Fund’s investment adviser, has entered into a waiver agreement with the Fund (“Waiver Agreement”) requiring PGIM Investments to waive the entirety of its base management fee and its incentive fee through December 31, 2025 (the “Waiver Period”). PGIM Investments had previously contractually agreed to waive its base management fee and its incentive fee through December 31, 2024.

In connection with the Waiver Agreement, PPC hereby agrees to waive any subadvisory fees and incentive fees it is entitled to receive from PGIM Investments, as described in Schedule A to the Sub-Advisory Agreement between PGIM and PGIM Investments, during the Waiver Period.

Following the Waiver Period, PPC’s agreement to temporarily waive its subadvisory fees as described herein will terminate.

Very truly yours,

PGIM, INC. on behalf of PGIM Private Capital

By:	/s/ Matthew Harvey
Name:	Matthew Harvey
Title:	Vice President

PGIM Investments LLC

By:	/s/ Scott E. Benjamin
Name:	Scott E. Benjamin
Title:	Executive Vice President